FORM OF
                                 AMENDMENT NO. 3
                                     to the
                               CUSTODIAN AGREEMENT


     The Custodian Agreement dated as of February 15, 1999, as amended, between E*TRADE FUNDS and INVESTORS BANK & TRUST COMPANY is hereby amended as follows:

1.   Appendix A is hereby amended and substituted with the attached Appendix A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Custodian Agreement to be executed by their respective officers thereunto duly authorized as of __________, 2000.

                                              E*TRADE FUNDS



                                              By:_______________________________
                                                  Name:
                                                  Title:


                                              Investors Bank & Trust Company

                                              By:_______________________________
                                                  Name:
                                                  Title:

                                   APPENDIX A
                                     to the
                               CUSTODIAN AGREEMENT


Portfolios
----------

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE International Index Fund

E*TRADE Premier Money Market Fund

E*TRADE Russell 2000 Index Fund